UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018

 Akcea Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38137	47-2608175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway Suite 100 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Equity Incentive Plan

On December 5, 2017, the Board of Directors of Akcea Therapeutics, Inc. (the “Company”) adopted an amendment to the Akcea Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), to increase the number of shares of common stock reserved for issuance thereunder by 5,000,000 shares (the “2015 Plan Amendment”). The 2015 Plan Amendment was subsequently approved by written consent on April 17, 2018 (the “Written Consent”) by Ionis Pharmaceuticals, Inc. (the “Majority Stockholder”), the holder of 45,447,879 shares of common stock representing approximately 68.02% of the Company’s issued and outstanding stock entitled to vote on April 9, 2018 (the “Record Date”) and 64,114,545 shares of common stock representing approximately 75% of the Company’s common stock as of the date of the Written Consent. The Written Consent is described in more detail in Item 5.07 below.

The actions taken pursuant to the Written Consent, including the approval of the 2015 Plan Amendment, will become effective on the fortieth calendar day following the date the Company makes available its Information Statement on Schedule 14C (the “Information Statement”) to the Company’s stockholders holding issued and outstanding common stock as of the Record Date. The Company expects to file the Information Statement with the U.S. Securities and Exchange Commission on April 20, 2018.

A summary of the material terms of the 2015 Plan, as amended by the 2015 Plan Amendment, is set forth in the Information Statement.  Those summaries are qualified in their entirety to the text of the 2015 Plan as amended by the 2015 Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 17, 2018, the Majority Stockholder adopted the following proposals via the Written Consent. The Written Consent will become effective on the fortieth calendar day following the date the Company makes available the Information Statement to the Company’s stockholders holding issued and outstanding stock as of the Record Date. The Company expects to file the Information Statement with the U.S. Securities and Exchange Commission on April 20, 2018.

Proposal 1:  Election of Directors

The Majority Stockholder elected the eight persons listed below to serve until the Company’s 2019 Annual Meeting of Stockholders.

Christopher Gabrieli
Sarah Boyce
Stanley T. Crooke, M.D., Ph.D.
Edward M. Fitzgerald
Elaine Hochberg
B. Lynne Parshall, J.D.
Sandford D. Smith
Paula Soteropoulos

Proposal 2:  Approval of an Amendment to the Company’s 2015 Equity Incentive Plan

The Majority Stockholder approved the 2015 Plan Amendment to increase the number of shares of common stock reserved for issuance thereunder by 5,000,000.

Proposal 3:  Ratification of the Selection of Independent Registered Public Accounting Firm

The Majority Stockholder ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

As further described in the Information Statement, the Company expects to hold the 2018 annual meeting of its stockholders on Friday, June 1, 2018 at 2:00 p.m. Eastern Time via a live audio webcast.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1	Akcea Therapeutics, Inc. 2015 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: April 20, 2018	By:	/s/ Paula Soteropoulos
Paula Soteropoulos
Chief Executive Officer